Exhibit 4.1
FORM OF CERTIFICATE FOR SHARES OF
8.500% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Number	Shares
CUSIP 19238U206
SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS
COGDELL SPENCER INC.
a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF 8.500% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.01 PAR VALUE PER SHARE, OF
COGDELL SPENCER INC.
(the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
Dated:

Secretary	President
Countersigned and Registered:
Continental Stock Transfer & Trust Company
Transfer Agent and Registrar

COGDELL SPENCER INC.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT	___ Custodian ___ (Cust) (Minor) under Uniform Gifts to Minors Act of _______ (State)

TEN ENT	-as tenants by the entireties

JT TEN	-as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.
For Value Received,                                        hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)
Shares of the 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint                                         attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

IMPORTANT NOTICE
THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (1) NO PERSON (OTHER THAN AN EXCEPTED HOLDER OR A DESIGNATED INVESTMENT ENTITY) MAY BENEFICIALLY OR CONSTRUCTIVELY OWN (I) SHARES OF THE CORPORATION’S PREFERRED STOCK IN EXCESS OF 7.75% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING PREFERRED STOCK OF THE CORPORATION OR (II) SHARES OF THE CORPORATION’S CAPITAL STOCK IN EXCESS OF 7.75% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION; AND (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER SHARES OF PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE PREFERRED STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. AN “EXCEPTED HOLDER” MEANS A PERSON FOR WHOM AN EXCEPTED HOLDER OWNERSHIP LIMIT HAS BEEN CREATED BY THE CORPORATION’S CHARTER OR BY THE BOARD OF DIRECTORS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.